EXHIBIT 10-H(iii)

April 1, 1996

Munsingwear, Inc.
8000 West 78th Street
Suite 400
Minneapolis, Minnesota 55439

Gentlemen:

     Munsingwear, Inc., a Delaware corporation ("Borrower") and LaSalle National Bank, a national banking association ("Bank") have entered into that certain Loan and Security Agreement dated September 21, 1994 (the "Security Agreement"). From time to time thereafter, Borrower and Bank may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrower and Bank now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   The Agreement hereby is amended as follows:

          (a) Paragraph (9) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

               (9) TANGIBLE NET WORTH: Notwithstanding the provisions of subparagraph 11(o) of the Agreement, Borrower shall at all times maintain a tangible net worth of not less than the Minimum Tangible Net Worth, as hereinafter defined. Commencing April 1, 1996 through June 29, 1996, Minimum Tangible Net Worth shall equal $5,000,000.00. Commencing June 30, 1996 through December 30, 1996, Minimum Tangible Net Worth shall equal $6,000,000.00. From December 31, 1996 through December 30, 1997, Minimum Tangible Net Worth shall equal $6,500,000.00. Thereafter, from December 31st of each year through December 30th of the following year, Minimum Tangible Net Worth shall be equal to Minimum Tangible Net Worth on the last day of the immediately preceding fiscal year plus $500,000.00.

          (b) Paragraph (6)(b) of Exhibit A of the Agreement is deleted in its entirety and the following is substituted in its place:

               (b) ONE-TIME WAIVER FEE: In consideration of Bank waiving the Event of Default as of January 6, 1996, arising by virtue of Borrower's failure to maintain a tangible net worth as set forth in the Agreement, Borrower shall pay to Bank a one-time waiver fee equal to $50,000.00, which fee shall be fully earned by Bank and payable at the time of execution of this Agreement.

     2. This Amendment shall not become effective until fully executed by all parties hereto.

     3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement and Exhibit A thereto hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

                                        LASALLE NATIONAL BANK, a national
                                        banking association

                                        By: ____________________________
                                        Title: ___________________________


Accepted and agreed to this
3rd day of April, 1996

MUNSINGWEAR, INC.

By: ____________________________
Title: ___________________________

By: ____________________________
Title: ___________________________